Exhibit 23.2

                        Consent of Independent Auditors


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.



/s/ Arthur Andersen LLP
March 14, 2001
Vienna, Virgina